UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/26/2007

BANK OF THE JAMES FINANCIAL GROUP INC
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50548

VA	20-0500300
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

828 Main St., P.O. Box 1200, Lynchburg, VA 24504
(Address of principal executive offices, including zip code)

434-846-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 20, 2007, the board of directors of Bank of the James Financial Group, Inc. (the "Company") elected James F. Daly and J. Todd Scruggs as new directors. Both Messrs. Daly and Scruggs will also serve on the board of directors of Bank of the James, a wholly-owned subsidiary of the Company.

Mr. Daly, age 49, is the Vice-President of Daly Seven, Inc., a company engaged primarily in hotel development and management. Mr. Daly has served in this capacity since 1980. Mr. Daly will serve on the loan committee of the board of directors of Bank of the James.

Mr. Scruggs, age 39, is the Secretary-Treasurer of the Company and the Executive Vice President and Chief Financial Officer of Bank of the James. He has served in these capacities since 2004 and 2003, respectively. Previously, Mr. Scruggs was Vice President of Bank of the James with responsibilities in operations, investment, and financial analysis. Mr. Scruggs will serve on the investment and loan committees of the board of directors of Bank of the James.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE JAMES FINANCIAL GROUP INC

Date: February 26, 2007	By:	/s/ J. Todd Scruggs
J. Todd Scruggs
Secretary-Treasurer